Exhibit 99.1
Caterpillar Inc.
3Q 2024 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports Third-Quarter 2024 Results

	Third Quarter
($ in billions except profit per share)	2024	2023
Sales and Revenues	$16.1	$16.8
Profit Per Share	$5.06	$5.45
Adjusted Profit Per Share	$5.17	$5.52

Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 13 and 14.

●	Third-quarter 2024 profit per share of $5.06; adjusted profit per share of $5.17
●	Enterprise operating cash flow was $3.6 billion in the third quarter of 2024
●	Deployed $1.5 billion of cash for share repurchases and dividends in the third quarter

IRVING, Texas, October 30, 2024 – Caterpillar Inc. (NYSE: CAT) announced third-quarter 2024 results. Sales and revenues for the third quarter of 2024 were $16.1 billion, a 4% decrease compared with $16.8 billion in the third quarter of 2023. The decrease was primarily due to lower sales volume.
Operating profit margin was 19.5% for the third quarter of 2024, compared with 20.5% for the third quarter of 2023. Adjusted operating profit margin was 20.0% for the third quarter of 2024, compared with 20.8% for the third quarter of 2023. Third-quarter 2024 profit per share was $5.06, compared with third-quarter 2023 profit per share of $5.45. Adjusted profit per share in the third quarter of 2024 was $5.17, compared with third-quarter 2023 adjusted profit per share of $5.52. For the third quarter of 2024 and 2023, adjusted operating profit margin and adjusted profit per share excluded restructuring costs.
For the third quarter of 2024, enterprise operating cash flow was $3.6 billion, and the company ended the third quarter with $5.6 billion of enterprise cash. In the quarter, the company deployed $0.8 billion of cash for repurchases of Caterpillar common stock and $0.7 billion of cash for dividends.
“I'd like to thank our global team for delivering strong adjusted operating profit margin and adjusted profit per share while generating robust ME&T free cash flow,” said Chairman and CEO Jim Umpleby. “Our third-quarter results reflect the benefit of the diversity of our end markets.”
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the third quarter of 2023 (at left) and the third quarter of 2024 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the third quarter of 2024 were $16.106 billion, a decrease of $704 million, or 4%, compared with $16.810 billion in the third quarter of 2023. The decrease was primarily due to lower sales volume of $759 million. The decrease in sales volume was mainly driven by lower sales of equipment to end users. In addition, changes in dealer inventories had an unfavorable impact to sales volume. Dealer inventory increased less during the third quarter of 2024 than during the third quarter of 2023.
In the three primary segments, sales were lower in Construction Industries and Resource Industries and higher in Energy & Transportation.

Sales and Revenues by Segment
(Millions of dollars)	Third Quarter 2023	Sales Volume	Price Realization	Currency	Inter-Segment / Other	Third Quarter 2024	$ Change	% Change

Construction Industries	$6,999	$(458)	$(147)	$(64)	$15	$6,345	$(654)	(9%)
Resource Industries	3,351	(352)	38	(11)	2	3,028	(323)	(10%)
Energy & Transportation	6,859	57	213	(20)	78	7,187	328	5%
All Other Segment	106	(2)	1	—	(13)	92	(14)	(13%)
Corporate Items and Eliminations	(1,327)	(4)	(1)	(7)	(82)	(1,421)	(94)
Machinery, Energy & Transportation	15,988	(759)	104	(102)	—	15,231	(757)	(5%)

Financial Products Segment	979	—	—	—	55	1,034	55	6%
Corporate Items and Eliminations	(157)	—	—	—	(2)	(159)	(2)
Financial Products Revenues	822	—	—	—	53	875	53	6%

Consolidated Sales and Revenues	$16,810	$(759)	$104	$(102)	$53	$16,106	$(704)	(4%)

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
Third Quarter 2024
Construction Industries	$3,629	(11%)	$658	19%	$1,150	(15%)	$875	(12%)	$6,312	(10%)	$33	83%	$6,345	(9%)
Resource Industries	1,131	(17%)	498	—%	442	(13%)	863	(3%)	2,934	(10%)	94	2%	3,028	(10%)
Energy & Transportation	3,214	8%	449	(2%)	1,486	4%	856	(5%)	6,005	4%	1,182	7%	7,187	5%
All Other Segment	12	(25%)	—	100%	3	(40%)	14	40%	29	(3%)	63	(17%)	92	(13%)
Corporate Items and Eliminations	(43)		(3)		9		(12)		(49)		(1,372)		(1,421)
Machinery, Energy & Transportation	7,943	(5%)	1,602	6%	3,090	(6%)	2,596	(7%)	15,231	(5%)	—	—%	15,231	(5%)

Financial Products Segment	695	11%	97	(12%)	130	(2%)	112	2%	1,034	6%	—	—%	1,034	6%
Corporate Items and Eliminations	(93)		(21)		(21)		(24)		(159)		—		(159)
Financial Products Revenues	602	12%	76	(15%)	109	(1%)	88	1%	875	6%	—	—%	875	6%

Consolidated Sales and Revenues	$8,545	(4%)	$1,678	5%	$3,199	(6%)	$2,684	(7%)	$16,106	(4%)	$—	—%	$16,106	(4%)

Third Quarter 2023
Construction Industries	$4,078		$555		$1,351		$997		$6,981		$18		$6,999
Resource Industries	1,366		499		508		886		3,259		92		3,351
Energy & Transportation	2,966		460		1,428		901		5,755		1,104		6,859
All Other Segment	16		(1)		5		10		30		76		106
Corporate Items and Eliminations	(35)		1		—		(3)		(37)		(1,290)		(1,327)
Machinery, Energy & Transportation	8,391		1,514		3,292		2,791		15,988		—		15,988

Financial Products Segment	627		110		132		110		979		—		979
Corporate Items and Eliminations	(91)		(21)		(22)		(23)		(157)		—		(157)
Financial Products Revenues	536		89		110		87		822		—		822

Consolidated Sales and Revenues	$8,927		$1,603		$3,402		$2,878		$16,810		$—		$16,810

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the third quarter of 2023 (at left) and the third quarter of 2024 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the third quarter of 2024 was $3.147 billion, a decrease of $302 million, or 9%, compared with $3.449 billion in the third quarter of 2023. The decrease was mainly due to the profit impact of lower sales volume of $372 million, partially offset by favorable price realization of $104 million.

Profit (Loss) by Segment
(Millions of dollars)	Third Quarter 2024	Third Quarter 2023	$ Change	% Change
Construction Industries	$1,486	$1,847	$(361)	(20%)
Resource Industries	619	730	(111)	(15%)
Energy & Transportation	1,433	1,181	252	21%
All Other Segment	(13)	21	(34)	(162%)
Corporate Items and Eliminations	(427)	(386)	(41)
Machinery, Energy & Transportation	3,098	3,393	(295)	(9%)

Financial Products Segment	246	203	43	21%
Corporate Items and Eliminations	(30)	18	(48)
Financial Products	216	221	(5)	(2%)

Consolidating Adjustments	(167)	(165)	(2)

Consolidated Operating Profit	$3,147	$3,449	$(302)	(9%)

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Other Profit/Loss and Tax Items
•Other income (expense) in the third quarter of 2024 was income of $76 million, compared with income of $195 million in the third quarter of 2023. The change was primarily driven by unfavorable foreign currency impacts.
•The effective tax rate for the third quarter of 2024 was 20.7% compared to 20.9% for the third quarter of 2023. Excluding the discrete items discussed below, the estimated annual tax rate was 22.5% for the third quarters of 2024 and 2023.
In the third quarter of 2024, the company recorded discrete tax benefits of $47 million to reflect changes in estimates related to prior years. In addition, a discrete tax benefit of $7 million was recorded in the third quarter of 2024, compared with a $22 million benefit in the third quarter of 2023, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. The company also recorded a $34 million benefit in the third quarter of 2023 due to a decrease from the second-quarter estimated annual tax rate.
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 13 and 14.
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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2023	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2024	$ Change	% Change
Total Sales	$6,999	$(458)	$(147)		$(64)	$15	$6,345	$(654)	(9%)

Sales by Geographic Region
	Third Quarter 2024	Third Quarter 2023	$ Change		% Change
North America	$3,629	$4,078	$(449)		(11%)
Latin America	658	555	103		19%
EAME	1,150	1,351	(201)		(15%)
Asia/Pacific	875	997	(122)		(12%)
External Sales	6,312	6,981	(669)		(10%)
Inter-segment	33	18	15		83%
Total Sales	$6,345	$6,999	$(654)		(9%)

Segment Profit
	Third Quarter 2024	Third Quarter 2023	Change		% Change
Segment Profit	$1,486	$1,847	$(361)		(20%)
Segment Profit Margin	23.4%	26.4%	(3.0	pts)

Construction Industries’ total sales were $6.345 billion in the third quarter of 2024, a decrease of $654 million, or 9%, compared with $6.999 billion in the third quarter of 2023. The decrease was primarily due to lower sales volume of $458 million and unfavorable price realization of $147 million. The decrease in sales volume was mainly driven by lower sales of equipment to end users.
•In North America, sales decreased primarily due to lower sales volume. Lower sales volume was mainly driven by lower sales of equipment to end users and the impact from changes in dealer inventories. Dealer inventory increased less during the third quarter of 2024 than during the third quarter of 2023.
•Sales increased in Latin America mainly due to higher sales volume, partially offset by unfavorable currency impacts, primarily related to the Brazilian real, and unfavorable price realization. Higher sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory increased during the third quarter of 2024, compared with a decrease during the third quarter of 2023.
•In EAME, sales decreased primarily due to lower sales volume. Lower sales volume was mainly driven by lower sales of equipment to end users.
•Sales decreased in Asia/Pacific mainly due to lower sales volume and unfavorable currency impacts primarily related to the Japanese yen. Lower sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased during the third quarter of 2024, compared with an increase during the third quarter of 2023.

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Construction Industries’ segment profit was $1.486 billion in the third quarter of 2024, a decrease of $361 million, or 20%, compared with $1.847 billion in the third quarter of 2023. The decrease was mainly due to the profit impact of lower sales volume of $276 million and unfavorable price realization of $147 million.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	Third Quarter 2023	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2024	$ Change	% Change
Total Sales	$3,351	$(352)	$38		$(11)	$2	$3,028	$(323)	(10%)

Sales by Geographic Region
	Third Quarter 2024	Third Quarter 2023	$ Change		% Change
North America	$1,131	$1,366	$(235)		(17%)
Latin America	498	499	(1)		—%
EAME	442	508	(66)		(13%)
Asia/Pacific	863	886	(23)		(3%)
External Sales	2,934	3,259	(325)		(10%)
Inter-segment	94	92	2		2%
Total Sales	$3,028	$3,351	$(323)		(10%)

Segment Profit
	Third Quarter 2024	Third Quarter 2023	Change		% Change
Segment Profit	$619	$730	$(111)		(15%)
Segment Profit Margin	20.4%	21.8%	(1.4	pts)

Resource Industries’ total sales were $3.028 billion in the third quarter of 2024, a decrease of $323 million, or 10%, compared with $3.351 billion in the third quarter of 2023. The decrease was primarily due to lower sales volume. The decrease in sales volume was mainly driven by lower sales of equipment to end users.
Resource Industries’ segment profit was $619 million in the third quarter of 2024, a decrease of $111 million, or 15%, compared with $730 million in the third quarter of 2023. The decrease was mainly due to the profit impact of lower sales volume.
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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	Third Quarter 2023	Sales Volume	Price Realization		Currency	Inter-Segment	Third Quarter 2024	$ Change	% Change
Total Sales	$6,859	$57	$213		$(20)	$78	$7,187	$328	5%

Sales by Application
	Third Quarter 2024	Third Quarter 2023	$ Change		% Change
Oil and Gas	$1,656	$1,667	$(11)		(1%)
Power Generation	2,011	1,598	413		26%
Industrial	1,028	1,220	(192)		(16%)
Transportation	1,310	1,270	40		3%
External Sales	6,005	5,755	250		4%
Inter-segment	1,182	1,104	78		7%
Total Sales	$7,187	$6,859	$328		5%

Segment Profit
	Third Quarter 2024	Third Quarter 2023	Change		% Change
Segment Profit	$1,433	$1,181	$252		21%
Segment Profit Margin	19.9%	17.2%	2.7	pts

Energy & Transportation’s total sales were $7.187 billion in the third quarter of 2024, an increase of $328 million, or 5%, compared with $6.859 billion in the third quarter of 2023. The increase in sales was primarily due to favorable price realization of $213 million and higher sales volume of $135 million, including inter-segment sales.
•Oil and Gas – Sales decreased slightly as lower sales of reciprocating engines used in well servicing were primarily offset by higher sales for turbines and turbine-related services.
•Power Generation – Sales increased in large reciprocating engines, primarily data center applications. Turbines and turbine-related services increased as well.
•Industrial – Sales decreased in EAME and North America.
•Transportation – Sales increased in marine applications, partially offset by lower deliveries of international locomotives.
Energy & Transportation’s segment profit was $1.433 billion in the third quarter of 2024, an increase of $252 million, or 21%, compared with $1.181 billion in the third quarter of 2023. The increase was mainly due to favorable price realization.
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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	Third Quarter 2024	Third Quarter 2023	$ Change	% Change
North America	$695	$627	$68	11%
Latin America	97	110	(13)	(12%)
EAME	130	132	(2)	(2%)
Asia/Pacific	112	110	2	2%
Total Revenues	$1,034	$979	$55	6%

Segment Profit
	Third Quarter 2024	Third Quarter 2023	Change	% Change
Segment Profit	$246	$203	$43	21%

Financial Products’ segment revenues were $1.034 billion in the third quarter of 2024, an increase of $55 million, or 6%, compared with $979 million in the third quarter of 2023. The increase was primarily due to a favorable impact from higher average earning assets of $34 million driven by North America, and a favorable impact from higher average financing rates across all regions of $23 million.
Financial Products’ segment profit was $246 million in the third quarter of 2024, an increase of $43 million, or 21%, compared with $203 million in the third quarter of 2023. The increase was mainly due to a favorable impact from equity securities of $29 million and lower provision for credit losses at Cat Financial of $16 million.
At the end of the third quarter of 2024, past dues at Cat Financial were 1.74%, compared with 1.96% at the end of the third quarter of 2023. Write-offs, net of recoveries, were $27 million for the third quarter of 2024, compared with $9 million for the third quarter of 2023. As of September 30, 2024, Cat Financial's allowance for credit losses totaled $255 million, or 0.87% of finance receivables, compared with $254 million, or 0.89% of finance receivables at June 30, 2024. The allowance for credit losses at year-end 2023 was $331 million, or 1.18% of finance receivables.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $457 million in the third quarter of 2024, an increase of $89 million from the third quarter of 2023. Lower corporate costs were more than offset by an unfavorable change in fair value adjustments related to deferred compensation plans, increased expenses due to timing differences, unfavorable impacts of segment reporting methodology differences and higher restructuring costs.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Wednesday, Oct. 30, 2024.
iii.Information on non-GAAP financial measures is included in the appendix on pages 13 and 14.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Wednesday, Oct. 30, 2024, to discuss its 2024 third-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2023 sales and revenues of $67.1 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For nearly 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Ryan Fiedler, +1 224-551-4074 or Fiedler_Ryan_S@cat.com
Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of one significant item in order for the company’s results to be meaningful to readers. This item consists of (i) restructuring income/costs. The company does not consider this item indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2024, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share

Three Months Ended September 30, 2024 - U.S. GAAP	$3,147	19.5%	$3,098	$642	$2,464	$5.06
Restructuring (income) costs	70	0.5%	70	16	54	0.11
Three Months Ended September 30, 2024 - Adjusted	$3,217	20.0%	$3,168	$658	$2,518	$5.17

Three Months Ended September 30, 2023 - U.S. GAAP	$3,449	20.5%	$3,515	$734	$2,794	$5.45
Restructuring (income) costs	46	0.3%	46	10	36	0.07
Three Months Ended September 30, 2023 - Adjusted	$3,495	20.8%	$3,561	$744	$2,830	$5.52

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The company believes it is important to separately disclose the annual effective tax rate, excluding discrete items for the results to be meaningful to readers. The annual effective tax rate is discussed using non-GAAP financial measures that exclude the effects of amounts associated with discrete items recorded fully in the quarter they occur. For the three months ended September 30, 2024, and 2023, these items consist of (i) the impact of changes in estimates related to prior years in 2024, (ii) settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense and (iii) the decrease in the annual effective tax rate in 2023. The company believes the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aids with assessing the company's period-over-period results.
A reconciliation of the effective tax rate to annual effective tax rate, excluding discrete items is below:

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate

Three Months Ended September 30, 2024 - U.S. GAAP	$3,098	$642	20.7%
Changes in estimates related to prior years	—	47
Excess stock-based compensation	—	7
Annual effective tax rate, excluding discrete items	$3,098	$696	22.5%
Changes in estimates related to prior years	—	(47)
Excess stock-based compensation	—	(7)
Restructuring (income) costs	70	16

Three Months Ended September 30, 2024 - Adjusted	$3,168	$658

Three Months Ended September 30, 2023 - U.S. GAAP	$3,515	$734	20.9%
Decrease in annual effective tax rate	—	34
Excess stock-based compensation	—	22
Annual effective tax rate, excluding discrete items	$3,515	$790	22.5%

Decrease in annual effective tax rate	—	(34)
Excess stock-based compensation	—	(22)
Restructuring (income) costs	46	10

Three Months Ended September 30, 2023 - Adjusted	$3,561	$744

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Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 16 to 26 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,231	$15,988	$46,031	$47,632
Revenues of Financial Products	875	822	2,563	2,358
Total sales and revenues	16,106	16,810	48,594	49,990

Operating costs:
Cost of goods sold	10,066	10,583	29,878	31,751
Selling, general and administrative expenses	1,669	1,624	4,898	4,615
Research and development expenses	533	554	1,588	1,554
Interest expense of Financial Products	336	280	948	742
Other operating (income) expenses	355	320	1,134	1,496
Total operating costs	12,959	13,361	38,446	40,158

Operating profit	3,147	3,449	10,148	9,832

Interest expense excluding Financial Products	125	129	405	385
Other income (expense)	76	195	387	354

Consolidated profit before taxes	3,098	3,515	10,130	9,801

Provision (benefit) for income taxes	642	734	2,166	2,194
Profit of consolidated companies	2,456	2,781	7,964	7,607

Equity in profit (loss) of unconsolidated affiliated companies	7	12	34	52

Profit of consolidated and affiliated companies	2,463	2,793	7,998	7,659

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	(3)	—

Profit [1]	$2,464	$2,794	$8,001	$7,659

Profit per common share	$5.09	$5.48	$16.36	$14.93
Profit per common share — diluted [2]	$5.06	$5.45	$16.27	$14.85

Weighted-average common shares outstanding (millions)
– Basic	484.2	509.8	489.0	513.0
– Diluted [2]	486.7	512.6	491.7	515.7

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$5,638	$6,978
Receivables – trade and other	9,086	9,310
Receivables – finance	9,816	9,510
Prepaid expenses and other current assets	3,094	4,586
Inventories	17,312	16,565
Total current assets	44,946	46,949

Property, plant and equipment – net	12,837	12,680
Long-term receivables – trade and other	1,346	1,238
Long-term receivables – finance	13,263	12,664
Noncurrent deferred and refundable income taxes	3,050	2,816
Intangible assets	448	564
Goodwill	5,317	5,308
Other assets	5,066	5,257
Total assets	$86,273	$87,476

Liabilities
Current liabilities:
Short-term borrowings:
-- Financial Products	$3,725	$4,643
Accounts payable	7,705	7,906
Accrued expenses	4,980	4,958
Accrued wages, salaries and employee benefits	2,078	2,757
Customer advances	2,404	1,929
Dividends payable	—	649
Other current liabilities	2,934	3,123
Long-term debt due within one year:
-- Machinery, Energy & Transportation	46	1,044
-- Financial Products	8,346	7,719
Total current liabilities	32,218	34,728

Long-term debt due after one year:
-- Machinery, Energy & Transportation	8,634	8,579
-- Financial Products	17,150	15,893
Liability for postemployment benefits	4,029	4,098
Other liabilities	4,839	4,675
Total liabilities	66,870	67,973

Shareholders’ equity
Common stock	5,584	6,403
Treasury stock	(42,390)	(36,339)
Profit employed in the business	57,920	51,250
Accumulated other comprehensive income (loss)	(1,717)	(1,820)
Noncontrolling interests	6	9
Total shareholders’ equity	19,403	19,503
Total liabilities and shareholders’ equity	$86,273	$87,476

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Nine Months Ended September 30,
	2024	2023
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$7,998	$7,659
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,598	1,599
Provision (benefit) for deferred income taxes	(329)	(448)
(Gain) loss on divestiture	164	572
Other	221	205
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(30)	(319)
Inventories	(781)	(1,424)
Accounts payable	(96)	(532)
Accrued expenses	9	588
Accrued wages, salaries and employee benefits	(671)	—
Customer advances	476	516
Other assets – net	120	128
Other liabilities – net	(37)	338
Net cash provided by (used for) operating activities	8,642	8,882
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,285)	(1,061)
Expenditures for equipment leased to others	(893)	(1,177)
Proceeds from disposals of leased assets and property, plant and equipment	541	563
Additions to finance receivables	(11,457)	(11,082)
Collections of finance receivables	10,234	10,391
Proceeds from sale of finance receivables	69	40
Investments and acquisitions (net of cash acquired)	(32)	(67)
Proceeds from sale of businesses and investments (net of cash sold)	(67)	(14)
Proceeds from maturities and sale of securities	2,841	747
Investments in securities	(892)	(3,689)
Other – net	137	32
Net cash provided by (used for) investing activities	(804)	(5,317)
Cash flow from financing activities:
Dividends paid	(1,966)	(1,901)
Common stock issued, including treasury shares reissued	15	36
Payments to purchase common stock	(7,057)	(2,209)
Proceeds from debt issued (original maturities greater than three months)	7,579	6,360
Payments on debt (original maturities greater than three months)	(6,862)	(4,459)
Short-term borrowings – net (original maturities three months or less)	(848)	(1,726)
Net cash provided by (used for) financing activities	(9,139)	(3,899)
Effect of exchange rate changes on cash	(39)	(119)
Increase (decrease) in cash, cash equivalents and restricted cash	(1,340)	(453)
Cash, cash equivalents and restricted cash at beginning of period	6,985	7,013
Cash, cash equivalents and restricted cash at end of period	$5,645	$6,560

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,231	$15,231	$—	$—
Revenues of Financial Products	875	—	1,078	(203)	1
Total sales and revenues	16,106	15,231	1,078	(203)

Operating costs:
Cost of goods sold	10,066	10,067	—	(1)	2
Selling, general and administrative expenses	1,669	1,484	197	(12)	2
Research and development expenses	533	533	—	—
Interest expense of Financial Products	336	—	336	—
Other operating (income) expenses	355	49	329	(23)	2
Total operating costs	12,959	12,133	862	(36)

Operating profit	3,147	3,098	216	(167)

Interest expense excluding Financial Products	125	127	—	(2)	3
Other income (expense)	76	(122)	33	165	4

Consolidated profit before taxes	3,098	2,849	249	—

Provision (benefit) for income taxes	642	582	60	—
Profit of consolidated companies	2,456	2,267	189	—

Equity in profit (loss) of unconsolidated affiliated companies	7	7	—	—

Profit of consolidated and affiliated companies	2,463	2,274	189	—

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	—

Profit [5]	$2,464	$2,275	$189	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended September 30, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$15,988	$15,988	$—	$—
Revenues of Financial Products	822	—	1,017	(195)	1
Total sales and revenues	16,810	15,988	1,017	(195)

Operating costs:
Cost of goods sold	10,583	10,586	—	(3)	2
Selling, general and administrative expenses	1,624	1,430	206	(12)	2
Research and development expenses	554	554	—	—
Interest expense of Financial Products	280	—	280	—
Other operating (income) expenses	320	25	310	(15)	2
Total operating costs	13,361	12,595	796	(30)

Operating profit	3,449	3,393	221	(165)

Interest expense excluding Financial Products	129	129	—	—
Other income (expense)	195	42	(12)	165	3

Consolidated profit before taxes	3,515	3,306	209	—

Provision (benefit) for income taxes	734	654	80	—
Profit of consolidated companies	2,781	2,652	129	—

Equity in profit (loss) of unconsolidated affiliated companies	12	12	—	—

Profit of consolidated and affiliated companies	2,793	2,664	129	—

Less: Profit (loss) attributable to noncontrolling interests	(1)	(1)	—	—

Profit [4]	$2,794	$2,665	$129	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$46,031	$46,031	$—	$—
Revenues of Financial Products	2,563	—	3,150	(587)	1
Total sales and revenues	48,594	46,031	3,150	(587)

Operating costs:
Cost of goods sold	29,878	29,883	—	(5)	2
Selling, general and administrative expenses	4,898	4,346	560	(8)	2
Research and development expenses	1,588	1,588	—	—
Interest expense of Financial Products	948	—	948	—
Other operating (income) expenses	1,134	51	1,174	(91)	2
Total operating costs	38,446	35,868	2,682	(104)

Operating profit	10,148	10,163	468	(483)

Interest expense excluding Financial Products	405	407	—	(2)	3
Other income (expense)	387	(163)	69	481	4

Consolidated profit before taxes	10,130	9,593	537	—

Provision (benefit) for income taxes	2,166	1,983	183	—
Profit of consolidated companies	7,964	7,610	354	—

Equity in profit (loss) of unconsolidated affiliated companies	34	34	—	—

Profit of consolidated and affiliated companies	7,998	7,644	354	—

Less: Profit (loss) attributable to noncontrolling interests	(3)	(4)	1	—

Profit [5]	$8,001	$7,648	$353	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Nine Months Ended September 30, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$47,632	$47,632	$—	$—
Revenues of Financial Products	2,358	—	2,907	(549)	1
Total sales and revenues	49,990	47,632	2,907	(549)

Operating costs:
Cost of goods sold	31,751	31,758	—	(7)	2
Selling, general and administrative expenses	4,615	4,139	507	(31)	2
Research and development expenses	1,554	1,554	—	—
Interest expense of Financial Products	742	—	742	—
Other operating (income) expenses	1,496	624	923	(51)	2
Total operating costs	40,158	38,075	2,172	(89)

Operating profit	9,832	9,557	735	(460)

Interest expense excluding Financial Products	385	385	—	—
Other income (expense)	354	18	(49)	385	3

Consolidated profit before taxes	9,801	9,190	686	(75)

Provision (benefit) for income taxes	2,194	1,993	201	—
Profit of consolidated companies	7,607	7,197	485	(75)

Equity in profit (loss) of unconsolidated affiliated companies	52	55	—	(3)	4

Profit of consolidated and affiliated companies	7,659	7,252	485	(78)

Less: Profit (loss) attributable to noncontrolling interests	—	(2)	5	(3)	5

Profit [6]	$7,659	$7,254	$480	$(75)

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded by ME&T paid to Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Elimination of equity profit (loss) earned from Financial Products’ subsidiaries partially owned by ME&T subsidiaries.
5	Elimination of noncontrolling interest profit (loss) recorded by Financial Products for subsidiaries partially owned by ME&T subsidiaries.
6	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At September 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$5,638	$4,760	$878	$—
Receivables – trade and other	9,086	3,421	489	5,176	1,2
Receivables – finance	9,816	—	15,188	(5,372)	2
Prepaid expenses and other current assets	3,094	2,941	417	(264)	3
Inventories	17,312	17,312	—	—
Total current assets	44,946	28,434	16,972	(460)

Property, plant and equipment – net	12,837	8,943	3,894	—
Long-term receivables – trade and other	1,346	582	128	636	1,2
Long-term receivables – finance	13,263	—	14,003	(740)	2
Noncurrent deferred and refundable income taxes	3,050	3,553	112	(615)	4
Intangible assets	448	448	—	—
Goodwill	5,317	5,317	—	—
Other assets	5,066	3,828	2,271	(1,033)	5
Total assets	$86,273	$51,105	$37,380	$(2,212)

Liabilities
Current liabilities:
Short-term borrowings	$3,725	$—	$3,725	$—
Accounts payable	7,705	7,630	287	(212)	6,7
Accrued expenses	4,980	4,351	629	—
Accrued wages, salaries and employee benefits	2,078	2,028	50	—
Customer advances	2,404	2,385	3	16	7
Other current liabilities	2,934	2,407	813	(286)	4,5,8
Long-term debt due within one year	8,392	46	8,346	—
Total current liabilities	32,218	18,847	13,853	(482)

Long-term debt due after one year	25,784	8,738	17,150	(104)	9
Liability for postemployment benefits	4,029	4,029	—	—
Other liabilities	4,839	3,970	1,522	(653)	4,5
Total liabilities	66,870	35,584	32,525	(1,239)

Shareholders’ equity
Common stock	5,584	5,584	905	(905)	10
Treasury stock	(42,390)	(42,390)	—	—
Profit employed in the business	57,920	53,100	4,810	10	10
Accumulated other comprehensive income (loss)	(1,717)	(781)	(936)	—
Noncontrolling interests	6	8	76	(78)	10
Total shareholders’ equity	19,403	15,521	4,855	(973)
Total liabilities and shareholders’ equity	$86,273	$51,105	$37,380	$(2,212)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets and liabilities between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,978	$6,106	$872	$—
Receivables – trade and other	9,310	3,971	570	4,769	1,2
Receivables – finance	9,510	—	14,499	(4,989)	2
Prepaid expenses and other current assets	4,586	4,327	341	(82)	3
Inventories	16,565	16,565	—	—
Total current assets	46,949	30,969	16,282	(302)

Property, plant and equipment – net	12,680	8,694	3,986	—
Long-term receivables – trade and other	1,238	565	85	588	1,2
Long-term receivables – finance	12,664	—	13,299	(635)	2
Noncurrent deferred and refundable income taxes	2,816	3,360	148	(692)	4
Intangible assets	564	564	—	—
Goodwill	5,308	5,308	—	—
Other assets	5,257	4,218	2,082	(1,043)	5
Total assets	$87,476	$53,678	$35,882	$(2,084)

Liabilities
Current liabilities:
Short-term borrowings	$4,643	$—	$4,643	$—
Accounts payable	7,906	7,827	314	(235)	6,7
Accrued expenses	4,958	4,361	597	—
Accrued wages, salaries and employee benefits	2,757	2,696	61	—
Customer advances	1,929	1,912	2	15	7
Dividends payable	649	649	—	—
Other current liabilities	3,123	2,583	647	(107)	4,8
Long-term debt due within one year	8,763	1,044	7,719	—
Total current liabilities	34,728	21,072	13,983	(327)

Long-term debt due after one year	24,472	8,626	15,893	(47)	9
Liability for postemployment benefits	4,098	4,098	—	—
Other liabilities	4,675	3,806	1,607	(738)	4
Total liabilities	67,973	37,602	31,483	(1,112)

Shareholders’ equity
Common stock	6,403	6,403	905	(905)	10
Treasury stock	(36,339)	(36,339)	—	—
Profit employed in the business	51,250	46,783	4,457	10	10
Accumulated other comprehensive income (loss)	(1,820)	(783)	(1,037)	—
Noncontrolling interests	9	12	74	(77)	10
Total shareholders’ equity	19,503	16,076	4,399	(972)
Total liabilities and shareholders’ equity	$87,476	$53,678	$35,882	$(2,084)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$7,998	$7,644	$354	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,598	1,010	588	—
Provision (benefit) for deferred income taxes	(329)	(277)	(52)	—
(Gain) loss on divestiture	164	(46)	210	—
Other	221	236	(447)	432	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(30)	554	(17)	(567)	[1,2]
Inventories	(781)	(770)	—	(11)	1
Accounts payable	(96)	(79)	(40)	23	1
Accrued expenses	9	—	9	—
Accrued wages, salaries and employee benefits	(671)	(660)	(11)	—
Customer advances	476	475	1	—
Other assets – net	120	(226)	191	155	1
Other liabilities – net	(37)	(135)	232	(134)	1
Net cash provided by (used for) operating activities	8,642	7,726	1,018	(102)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,285)	(1,264)	(25)	4	1
Expenditures for equipment leased to others	(893)	(20)	(889)	16	1
Proceeds from disposals of leased assets and property, plant and equipment	541	25	525	(9)	1
Additions to finance receivables	(11,457)	—	(12,271)	814	2
Collections of finance receivables	10,234	—	10,889	(655)	2
Net intercompany purchased receivables	—	—	68	(68)	2
Proceeds from sale of finance receivables	69	—	69	—
Net intercompany borrowings	—	—	15	(15)	3
Investments and acquisitions (net of cash acquired)	(32)	(32)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(67)	86	(153)	—
Proceeds from maturities and sale of securities	2,841	2,565	276	—
Investments in securities	(892)	(469)	(423)	—
Other – net	137	118	19	—
Net cash provided by (used for) investing activities	(804)	1,009	(1,900)	87
Cash flow from financing activities:
Dividends paid	(1,966)	(1,966)	—	—
Common stock issued, including treasury shares reissued	15	15	—	—
Payments to purchase common stock	(7,057)	(7,057)	—	—
Net intercompany borrowings	—	(15)	—	15	3
Proceeds from debt issued (original maturities greater than three months)	7,579	—	7,579	—
Payments on debt (original maturities greater than three months)	(6,862)	(1,021)	(5,841)	—
Short-term borrowings – net (original maturities three months or less)	(848)	—	(848)	—
Net cash provided by (used for) financing activities	(9,139)	(10,044)	890	15
Effect of exchange rate changes on cash	(39)	(37)	(2)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(1,340)	(1,346)	6	—
Cash, cash equivalents and restricted cash at beginning of period	6,985	6,111	874	—
Cash, cash equivalents and restricted cash at end of period	$5,645	$4,765	$880	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of net proceeds and payments to/from ME&T and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Nine Months Ended September 30, 2023
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$7,659	$7,252	$485	$(78)	1,5
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	1,599	1,015	584	—
Provision (benefit) for deferred income taxes	(448)	(456)	8	—
(Gain) loss on divestiture	572	572	—	—
Other	205	309	(463)	359	2
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(319)	(46)	70	(343)	[2,3]
Inventories	(1,424)	(1,420)	—	(4)	2
Accounts payable	(532)	(628)	26	70	2
Accrued expenses	588	557	31	—
Accrued wages, salaries and employee benefits	—	1	(1)	—
Customer advances	516	515	1	—
Other assets – net	128	107	17	4	2
Other liabilities – net	338	177	147	14	2
Net cash provided by (used for) operating activities	8,882	7,955	905	22
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(1,061)	(1,088)	(16)	43	2
Expenditures for equipment leased to others	(1,177)	(20)	(1,165)	8	2
Proceeds from disposals of leased assets and property, plant and equipment	563	46	564	(47)	2
Additions to finance receivables	(11,082)	—	(12,493)	1,411	3
Collections of finance receivables	10,391	—	11,554	(1,163)	3
Net intercompany purchased receivables	—	—	429	(429)	3
Proceeds from sale of finance receivables	40	—	40	—
Net intercompany borrowings	—	—	7	(7)	4
Investments and acquisitions (net of cash acquired)	(67)	(67)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	(14)	(14)	—	—
Proceeds from sale of securities	747	553	194	—
Investments in securities	(3,689)	(3,340)	(349)	—
Other – net	32	43	(11)	—
Net cash provided by (used for) investing activities	(5,317)	(3,887)	(1,246)	(184)
Cash flow from financing activities:
Dividends paid	(1,901)	(1,901)	(155)	155	5
Common stock issued, including treasury shares reissued	36	36	—	—
Payments to purchase common stock	(2,209)	(2,209)	—	—
Net intercompany borrowings	—	(7)	—	7	4
Proceeds from debt issued (original maturities greater than three months)	6,360	—	6,360	—
Payments on debt (original maturities greater than three months)	(4,459)	(99)	(4,360)	—
Short-term borrowings – net (original maturities three months or less)	(1,726)	(3)	(1,723)	—
Net cash provided by (used for) financing activities	(3,899)	(4,183)	122	162
Effect of exchange rate changes on cash	(119)	(55)	(64)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(453)	(170)	(283)	—
Cash, cash equivalents and restricted cash at beginning of period	7,013	6,049	964	—
Cash, cash equivalents and restricted cash at end of period	$6,560	$5,879	$681	$—

1	Elimination of equity profit earned from Financial Products' subsidiaries partially owned by ME&T subsidiaries.
2	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
3	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
4	Elimination of net proceeds and payments to/from ME&T and Financial Products.
5	Elimination of dividend activity between Financial Products and ME&T.
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